SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        ---------------------------

                                 FORM 8-A/A

             For Registration of Certain Classes of Securities
                  Pursuant To Section 12(b) or (g) of the
                      Securities Exchange Act of 1934

                        Northrop Grumman Corporation
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           (Exact name of registrant as specified in its charter)

                  Delaware                                 95-4840775
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  (State of incorporation or organization)              (I.R.S. Employer
                                                      Identification No.)



   1840 Century Park East, Los Angeles, CA                   90067
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   (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class registered                   Name of each exchange on which
------------------------------                   each class is registered
                                                 ------------------------------

Preferred Share Purchase Rights                       New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:.......(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

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                              (Title of Class)

This Form 8-A/A amends and supplements the Form 8-A (the "Form 8-A") filed by Northrop Grumman Corporation (the "Corporation") and dated March 27, 2001 with respect to Preferred Share Purchase Rights.

Item 1.   Description of Securities to be Registered.
          ------------------------------------------

          On August 20, 2003, Northrop Grumman Corporation (the "Corporation") and EquiServe Trust Company, N.A. (the "Rights Agent") amended the Rights Agreement (the "Rights Agreement") dated as of January 31, 2001 between the Corporation and the Rights Agent. As a result of the principal amendment to the Rights Agreement, (i) the Rights to Purchase Series A Junior Participating Preferred Stock of the Corporation (the "Rights") which were issued pursuant to the Rights Agreement will expire at midnight on December 31, 2003 (the "Final Expiration Date") and there no longer will be a Right associated with each outstanding share of the Corporation's common stock after the Final Expiration Date, (ii) the Rights Agreement will expire on the Final Expiration Date, and (iii) no person will have any rights pursuant to the Rights Agreement or any Right after the Final Expiration Date. The amendment is set forth in an Amendment to the Rights Agreement (the "Amendment"). The Rights Agreement and a copy of the Amendment are filed as exhibits hereto and both are hereby incorporated by reference.

Item 2.   Exhibits.
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          1    Rights Agreement dated as of January 31, 2001 between the
               Northrop Grumman Corporation and EquiServe Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit
               4.3 to Amendment No. 2 to Form S-4 Registration Statement No. 333-54800 filed March 27, 2001).

          2 Amendment to the Rights Agreement dated as of January 31, 2001 between the Northrop Grumman Corporation and EquiServe Trust Company, N.A., as Rights Agent (filed herewith).

                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        NORTHROP GRUMMAN CORPORATION


                                        By /s/ John H. Mullan
                                           -------------------------------
                                           Name:  John H. Mullan
                                           Title: Corporate Vice President
                                                  and Secretary

Date:  October 30, 2003

                               EXHIBIT INDEX
                               -------------

  Exhibit      Description
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     1         Rights Agreement dated as of January 31, 2001 between the
               Northrop Grumman Corporation and EquiServe Trust Company,
               N.A. as Rights Agent (incorporated by reference to Exhibit
               4.3 to Amendment No. 2 to Form S-4 Registration Statement
               No. 333-54800 filed March 27, 2001).

     2 Amendment to the Rights Agreement dated as of January 31, 2001 between the Northrop Grumman Corporation and EquiServe Trust Company, N.A. as Rights Agent (filed herewith).